Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 [File #333-269304 and File #333-260316] and Form S-8 [File #333-265644] of our report dated March 31, 2023, relating to the consolidated financial statements and financial statement schedules for the year ended December 31, 2022 listed in the accompanying index. Our report contains an explanatory paragraph regarding Professional Diversity Network, Inc.’s ability to continue as a going concern.

/s/ Sassetti LLC

Oak Brook, IL

March 31, 2023